Exhibit 1

February 13, 2014

CEMEX Day 2014

Legal Disclaimer

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to our prices for our products.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS, AS APPLICABLE.

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

February 13, 2014

Jaime Elizondo

President – CEMEX South & Central America, and the Caribbean

Continue implementing our Value before Volume strategy

Domestic gray cement price Revenue from ready-mix services

(FOB, US$/ton) (US$ M)

■ Implement a price increase to recover input cost ■ Value before Volume implementation inflation ✓ Formal and transparent price structure to customers ✓ Additional services and surcharges

Further increasing our efficiency

Fuel cost improvement Regional integration

(Alternative fuels substitution rate)

40%

■ Improve communications among country

20% 21%

8% operations

Mid-term ■ Foster best practice and knowledge sharing

2011 2012 2013

Cement distribution expense within CEMEX operations in the region and other industries

(US$/Ton)

-1.4 ■ Comparing operations / benchmarking

-1.0

■ Achieve excellence through integrated regional functions

2012 2013 Mid-term

Opportunities for continued improvement in energy, logistics, raw materials and others.

February 13, 2014

Ignacio Madridejos

President—CEMEX Northern Europe

Better performance despite delays in recovery

EBITDA 2012-2013

(US$ M)

Value Before Volume Tight Cost Discipline =

= Increased Compensated Volume Contribution Margin Declines (+US$35 M)

NE 2012 Price Variable Volume Fixed SG&A & Other FX NE 2013 EBITDA Costs Costs Corporate EBITDA

Costs

Main Efforts Preliminary Results

Pricing Create system an agile, based flexible on segmentation by product, region,

1	organization in every 4.5% price increase in customer, job type, etc. country, that is … 1 stagnant market in
2	Full freight cost recovery (new partial load limit at 6 m3) 2013

Create an agile, flexible

Additional organization charges in every considering input costs (energy surcharge

3	8.4% price increase of country, +US$1. that 3/mis 3) …
2	(+US$8/m3) in Dec 2013 Charging for additional services (waiting time, express vs. Dec 2012
4	Create an agile, flexible delivery, organization winter in every charge, etc.) Roadmap towards country, that is …
5	Proactive communication, internally and to customers 3 ROCE>WACC requiring

>4 % annual average

6	Specialized training for sales force price increase

Similar initiatives implemented in all countries to reach ROCE > WACC. Additional income from services and surcharges of >US$50 M

Value before Volume in cement— a success story in Poland

Main Efforts Preliminary Results

Rebates Creat an based agile, on flexible specific customer characteristics (volume,

1	organization in every length of cooperation, payment terms) Maintained prices country, that is … despite significant
1
2	Additional charges considering input costs (energy surcharge market decline (-8.5%)

+US$ Create 2/ton) an agile, flexible organization in every country, that is … 3.7% price increase Charging for special services (express delivery, small load, 2 (+US$3.3/ton) in Dec

3	order cancellation, waiting time, silo rental, etc.) 2013 vs. Dec 2012

Create an agile, flexible organization in every

4	Proactive communication, internally and to customers Roadmap towards c untry, that s …

ROCE>WACC requiring

3

>5% annual average

5	Specialized trainings for all sales force price increase

Similar initiatives in UK and Germany. Expect favorable market conditions in 2014 to help reflect efforts undertaken

Value before Volume in aggregates—a success story in the UK

Main Efforts Preliminary Results

Minimum Create an price agile, per flexible quarry based on forward looking price of

1	organization in every 2.1% price increase in reserves country, that is … 1 stagnant market in
2	Local market analysis based on supply demand curves 2013

Create an agile, flexible

Introducing organization additional in every charges considering input costs (fuel 3.9% price increase

3 surcharge) country, that is … 2 (+0.8$/ton) in Dec 2013 vs. Dec 2012 Value Create adding an agile, service flexible fees (technical advisory, partial loads,

4	express/peak organization in time every delivery, waiting time, etc.)

Roadmap towards country, that is …

5	Proactive communication, internally and to customers ROCE>WACC requiring
3

>5% annual average

6	Specialized trainings for all sales force price increase

Similar initiatives implemented in Germany, Poland, France, Austria and Czech Republic

We continue to reduce our cost base

Costs savings in 2013

(US$ M)

12 65

•	Increased use of alternative fuels

12

•	Optimized the use of energy

•	Reduced headcount by 9% in
5	2013

•	Plant closures/mothballing
•	Back office outsourcing and SG&A reduction

Variable CO2 Fixed Distrib. SG&A Total costs Costs Costs Corp & savings Others

Advancing towards goal of 80% alternative fuels substitution

Alternative fuels substitution

(%)

85

80 81 80

77 77 75

73 72 71

69 68

63 63 62 59

32 34

0

United Germany Poland Latvia Northern Kingdom Europe

2008 2012 2013 Mid-term Goal

Continuing to lower asset intensity

Fixed asset sales and divestments

(US$ M)

Planned Executed

127

2009-2012 2013-2016

Additionally advancing in ways to grow with lower asset intensity

Sound mid-term prospects

Mid-term expectations by sector

Infrastructure Residential Non-residential

UK France

Germany

Poland

0-2% expected CAGR 2013-2017 >2% expected CAGR 2013-2017

Commitments to deliver ROCE > WACC

Value Before ■ Full roll out of Value before Volume Volume ■ Sustained increase in contribution margins

■ Towards 80% alternative fuels substitution Cost Discipline ■ Towards SG&A/Sales below 6%

■ Maximize operating leverage: EBITDA CAGR > 4x volume

■ Asset sales & divestments of US$350M between 2013-2016

Lowering Asset

■ Towards zero working capital days

Intensity ■

Growth in strategic markets, mainly via third party financing

Safety, ■ Towards Zero Incidents

Sustainability, and ■ Exceed CEMEX sustainability targets

Leadership ■ Reference in leadership & talent management

February 13, 2014

Jaime Muguiro

President – CEMEX Mediterranean

Expect favorable demand in our largest cement, concrete and aggregates operations

Estimated 2014 national demand growth

Continued focus on Value before Volume, efficiencies and returns

Revenue Cost & Efficiencies Return on Capital

Implementing pricing

1 5 Adapting cost structure 7 Reducing CAPEX and strategy, including to current demand severance payments service fees and environment surcharges

8	Divesting non-core and
6	Increasing use of mothballed assets
2	Increasing the sale of alternative fuels special products, with 9

Upon approval, better margins completing combination of assets

3	Growing the pie through with Holcim in Spain concrete paving and concrete walling systems
4	Increasing clinker and cement exports

Continuing with the implementation of our pricing strategy

2013 prices increases / 2014 price increases announced

Balkans

Spain ■ Gray Cement: -0% / ■ Gray Cement: +5% / ■ Fast delivery: +1.7 US$/Ton ■ Partial load: +19.5 US$/m3

Israel

■ Ready-mix : +3% / +2% ■ Aggregates : +8% / +4% ■ Partial load +14 US$/m3

Egypt

■ Gray Cement: +14% / +7%

UAE

■ Temperature control: +1.4 US$/m3

•	Ready-mix: +0% /

■ Drum washing: +0.5 US$/m3)

Increasing the sale of specialty products to improve profitability: the examples of Egypt & Israel

Cement specialty products: Egypt Concrete specialty products: Israel

Introducing concrete paving solutions to grow concrete and cement volumes, and EBITDA

0 5 44

Peace Victor Airport Ausejo de la Sierra (16 km)

•	Cement Intensity: 100 kg/m2 Cement Intensity: 18 kg/m2

0 25 91

•	Extra EBITDA: US$4/m2 Extra EBITDA: US$0.8/m2

- 0.9 3.4

M)

In 5 years we could generate additional EBITDA of US$10 M/year

Expect to export close to 3 million tons of cement and clinker in 2014

(UK, Norway, Finland, Sweden, Italy, Bulgaria, Bosnia)

AMERICA: 0.1 M tons

(Brazil, Colombia, Venezuela, Peru, Dominican Rep, Uruguay)

MED & MIDDLE EAST: 0.4 M tons

(Turkey, Israel, Greece)

NORTH & WEST AFRICA: 1.9 M tons

(Algeria, Morocco, Guinea)

Continuing efforts to maximize cash generation

Severance Payments Avg. Working Capital CAPEX

(US$ M) (Days) (US$ M)

February 13, 2014

Joaquín Estrada

President—CEMEX Asia